Exhibit 5.1
[Davis Graham & Stubbs Letterhead]
January 17, 2008
Board of Directors and Selling Stockholder
Pure Cycle Corporation
8451 Delaware Street
Thornton, Colorado 80260

Re:	Registration Statement on Form S-8 filed on May 6, 2004, Registration No. 333-115240 and Registration Statement on Form S-3, effective on July 19, 2007, Registration No. 333-142335
Gentlemen:
We have acted as counsel to Pure Cycle Corporation, a Colorado corporation (the “Company”), in connection with a reincorporation merger whereby the Company’s predecessor, Pure Cycle Corporation, a Delaware corporation (“Pure Cycle Delaware”), merged with and into the Company, its wholly-owned Colorado subsidiary, with the Colorado subsidiary being the surviving corporation (the “Reincorporation Merger”).
Prior to the Reincorporation Merger, Pure Cycle Delaware filed with the Securities and Exchange Commission (the “Commission”) (i) a registration statement on Form S-8 on May 6, 2004, Registration No. 333-115240, and (ii) a registration statement on Form S-3, effective on July 19, 2007, Registration No. 333-142335 (collectively, the “Registration Statements”). Pursuant to Registration No. 333-115240, Pure Cycle Delaware registered 4,200,000 shares of its common stock (the “Plan Shares”) to be issued pursuant to certain equity incentive plans, the 2004 Incentive Plan being the only Plan still in effect (the “Plan”). Pursuant to Registration No. 333-142335, Pure Cycle Delaware registered $15,000,000 principal amount of its common stock (the “Company Shares”) and 2,406,697 shares of common stock (the “Resale Shares”) to be offered for resale by certain selling stockholders, only one of whom continues to own Resale Shares (the “Selling Stockholder”).
Pursuant to Rule 414(d) of the Securities Act of 1933, as amended (the “Securities Act”), the Company has filed a report on Form 8-K, to which this opinion is attached as an exhibit (the “Form 8-K”), adopting the Registration Statements of Pure Cycle Delaware as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934. The Company is deemed a “successor issuer” of Pure Cycle Delaware for purposes of Rule 414(d).
We, as counsel to the Company and its predecessor, Pure Cycle Delaware, have examined and relied on such documents, corporate records, and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company, and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinions expressed below. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all the originals of all documents submitted to us as copies.

Board of Directors
January 17, 2008

Based on the foregoing, we are of the opinion that:
1. The Plan Shares have been duly authorized and, when sold as contemplated in the Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.
2. The issuance and sale by the Company of up to $15,000,000 of common stock, as provided in Registration No. 333-142335, has been duly and validly authorized by all necessary corporate action of the Company.
3. The Company Shares, when issued and sold in conformity with the resolutions of the board of directors of the Company and as contemplated in Registration No. 333-142335, the prospectus contained therein (the “Prospectus”) and in the applicable supplement to the Prospectus, will be validly issued, fully paid and non-assessable.
4. The Resale Shares issued and outstanding held by the Selling Stockholder have been legally and validly issued and are fully paid and non-assessable.
We hereby consent to the filing of this opinion as an exhibit to the Form 8-K with the understanding that it will be incorporated by reference into each of the Registration Statements. In giving this consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Commission thereunder.
Sincerely,
/s/ Davis Graham & Stubbs LLP
Davis Graham & Stubbs llp